Schedule 14C Information

Information Statement Pursuant to

Section 14(c) of the Securities Exchange Act of 1934

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TIFF INVESTMENT PROGRAM, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TIFF INVESTMENT PROGRAM, INC.

170 N. Radnor Chester Road, Suite 300

Radnor, Pennsylvania 19087

_____________

TIFF Multi-Asset Fund

____________

INFORMATION STATEMENT

May 16, 2014

Important Notice Regarding

Internet Availability of this Information Statement:

This Information Statement is available at

https://wwws.tiff.org/MutualFunds/reports/prospectus/InfoStatement.pdf

This Information Statement is being furnished to all persons owning shares (“members”) of TIFF Multi-Asset Fund (“Multi-Asset Fund” or the “Fund”), a series of TIFF Investment Program, Inc. (“TIP”), to provide members with information regarding an amendment (the “amendment”) to the existing money manager agreement and fee schedule between TIP, on behalf of Multi-Asset Fund, and Marathon Asset Management, LLP (“Marathon-London”). This Information Statement explains why the board of directors of TIP, all of whom are not “interested persons” of TIP (the “board” or the “directors”), as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), approved the amendment to the existing agreement with Marathon-London. Among other things, this Information Statement describes generally the terms of the existing agreement and the amendment and provides information about Marathon-London.

This Information Statement is being delivered on or about May 16, 2014 to members of record as of May 1, 2014.

Multi-Asset Fund is providing this Information Statement solely for your information. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement consists of two parts:

PART I contains information relating to Multi-Asset Fund, the existing agreement and the amendment, the multi-manager method employed by TIP and its investment adviser, TIFF Advisory Services, Inc. (“TAS” or the “Adviser”), and TIP’s advisory agreement with TAS.

PART II contains information about TIP, TAS, Marathon-London, and other miscellaneous items.

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I.	THE MONEY MANAGER AGREEMENT BETWEEN TIP AND MARATHON-LONDON

Introduction

Multi-Asset Fund operates on a “multi-manager” basis, which means that its assets are divided into multiple segments and those segments are managed by different investment management firms as money managers to TIP. TAS manages a portion of Multi-Asset Fund’s assets directly and is also responsible for determining the appropriate manner in which to allocate assets among money managers, supervising money managers, and making recommendations to the TIP board about money managers, investment mandates, and the Fund’s investment policies and strategies. There is no pre-specified target allocation of assets to any particular money manager. Each money manager manages one or more segments of Multi-Asset Fund pursuant to a money manager agreement between the money manager and TIP, on behalf of Multi-Asset Fund.

During an in-person meeting held on March 26, 2014, the board evaluated and approved the amendment to the existing money manager agreement and fee schedule with Marathon-London on behalf of Multi-Asset Fund, effective April 1, 2014.

In general, a mutual fund cannot enter into new investment advisory agreements or materially amend existing investment advisory agreements unless the members of that mutual fund vote to approve the agreements. Multi-Asset Fund, however, has entered into an amendment to the existing money manager agreement and fee schedule with Marathon-London without seeking the vote of members in accordance with an exemptive order (the “Exemptive Order”) issued by the US Securities and Exchange Commission (the “SEC”). The Exemptive Order permits TAS and the TIP funds, subject to TIP board approval, to enter into and materially amend contracts with money managers not affiliated with TAS without seeking or receiving member approval of those contracts. The Exemptive Order does not apply to the advisory agreements with TIP’s investment adviser, TAS, or any amendments to those agreements. This Information Statement is being provided to all members of Multi-Asset Fund to provide information relating to the amendment to the existing money manager agreement and fee schedule with Marathon-London as required by one of the conditions of the Exemptive Order.

Description of the Advisory Agreement with TAS

TAS acts as investment adviser to the Fund pursuant to an Amended and Restated Advisory Agreement dated as of June 1, 2011 (the “Advisory Agreement”). The Advisory Agreement, which was initially approved by the directors of TIP at a meeting held on March 21, 2011, was last submitted for a vote and approved by Multi-Asset Fund’s members at a special meeting of the members held on May 23, 2011. The purpose of submission of the Advisory Agreement to the Fund’s members was to seek approval of the Advisory Agreement, including an increase in the advisory fee paid by Multi-Asset Fund to TAS. The board last approved continuance of the Advisory Agreement for Multi-Asset Fund at a meeting held on June 24-25, 2013. The previous advisory agreement between TAS and the Fund, dated as of March 31, 1995, as amended, was superseded by the Advisory Agreement upon its effectiveness.

Under the Advisory Agreement, TAS manages the investment program of Multi-Asset Fund and performs such duties as the board and TAS agree are appropriate to support and enhance the investment program of the Fund. The Advisory Agreement provides that TAS will seek to achieve the Fund’s investment and performance objectives by identifying and recommending to the board independent money managers for Multi-Asset Fund, managing and allocating cash among asset classes and money managers, as applicable, monitoring the money managers’ and the Fund’s performance, and employing certain risk management and other investment techniques.

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Under Multi-Asset Fund’s Advisory Agreement, the Fund pays TAS on a monthly basis an annualized fee of 0.25% on the first $1 billion of Multi-Asset Fund’s average daily net assets; 0.23% on the next $1 billion of assets; 0.20% on the next $1 billion of assets; and 0.18% on assets exceeding $3 billion. For the fiscal year ended December 31, 2013, Multi-Asset Fund paid TAS for its services to the Fund under the Advisory Agreement advisory fees of $11,308,671. For the fiscal year ended December 31, 2013, the management fees earned by the Fund’s money managers in the aggregate were $31,153,348, gross of a voluntary fee waiver that was in effect for a portion of the year.

TAS also provides certain administrative and other services to TIP pursuant to a Services Agreement. Under the Services Agreement, TAS receives on a monthly basis an annualized fee of 0.02% of the Fund’s average daily net assets for such services provided to Multi-Asset Fund. For the year ended December 31, 2013, the fees paid to TAS by Multi-Asset Fund under the Services Agreement were $1,100,964.

The Amendment to the Existing Money Manager Agreement between TIP and Marathon-London

Multi-Asset Fund has engaged TAS and ten independent money managers, including Marathon-London, to manage Multi-Asset Fund’s investment portfolio. Prior to April 1, 2014, Marathon-London managed certain assets of Multi-Asset Fund pursuant to an amended and restated money manager agreement dated October 1, 2013 (the “existing money manager agreement”). The directors initially approved the existing money manager agreement with Marathon-London at a meeting held on September 10, 2013. Because Multi-Asset Fund operates pursuant to the Exemptive Order, the existing money manager agreement was not required to be, and has not been, submitted to a vote of members. Marathon-London has managed assets for Multi-Asset Fund since 2003 pursuant to an earlier form of money manager agreement, which was superseded by the existing money manager agreement.

At a meeting held March 26, 2014, TAS recommended, and the directors approved, the amendment to the existing money manager agreement with Marathon-London in connection with a proposal to transition the Fund’s existing account with Marathon-London from its global or all country world (“ACW”) mandate into a new emerging markets (“EM”) mandate. The performance benchmark for the transitioned account is the MSCI Emerging Markets Index (“EM Index”). Marathon-London continues to manage a separate account with a Europe, Australasia, and Far East (“EAFE”) mandate for which the investment mandate, benchmark, and fee schedule remain unchanged. The amendment incorporates certain notice changes (e.g., updating TAS’s address) and includes a new fee schedule to apply to the new EM mandate. During the fiscal year ended December 31, 2013, the aggregate money manager fees earned by Marathon-London for the ACW and the EAFE mandates were $5,365,486. There were no other changes to the existing money manager agreement as a result of the amendment.

Upon the recommendation of TAS, and after considering a variety of factors (as described below under “Consideration of the Amendment to the Existing Money Manager Agreement by the Board”), the directors voted on March 26, 2014, to approve the amendment to the existing money manager agreement with Marathon-London to become effective as of April 1, 2014. The terms of the existing money manager agreement are more fully described below under “Description of the Existing Money Manager Agreement and the Amendment.”

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Consideration of the Amendment to the Existing Money Manager Agreement by the Board

As part of their consideration of the amendment and the new fee schedule, the directors noted that in connection with their annual review of TIP’s investment advisory arrangements and fees at a meeting held on June 24-25, 2013 (the “Annual Review”), they had approved the continuance of the money manager agreement then in effect (the “previous agreement”) between TIP, on behalf of Multi-Asset Fund, and Marathon-London for another one-year term, commencing July 1, 2013. In connection with the Annual Review, the board requested and considered a wide range of information of the type it regularly considers when determining whether to continue the Fund’s money manager agreements as in effect from year to year. A discussion of the board’s consideration of the Fund’s investment advisory arrangements and fees at the Annual Review is included in TIP’s semi-annual report for the period ended June 30, 2013.

The directors also noted that they had approved the existing money manager agreement between Marathon-London and Multi-Asset Fund at the September 10, 2013 board meeting. In connection with such approval, the board considered the information provided and the factors considered in connection with the review of the previous agreement at the Annual Review, as well as such other information as the board considered appropriate. The board also considered a memorandum and related materials from TAS and a memorandum from the board’s independent counsel setting forth the board’s fiduciary duties and responsibilities under the 1940 Act and the factors the board should consider in its evaluation of the existing money manager agreement. A discussion of the board’s consideration of the Fund’s existing money manager agreement at the September 10, 2013 meeting is included in TIP’s annual report for the period ended December 31, 2013.

In approving the amendment to the existing money manager agreement between Marathon-London and Multi-Asset Fund at the March 26, 2014 meeting, the board considered the information provided and the factors considered in connection with the review of the previous agreement at the Annual Review and the existing money manager agreement at the September 10, 2013 meeting, as well as such other information as the board considered appropriate. The board also considered a memorandum and related materials from TAS regarding the proposed amendment and the reasons therefor. The board noted that TAS had recommended that the Fund’s ACW mandate managed by Marathon-London be transitioned into the new EM mandate, in part as a result of personnel changes at Marathon-London in recent years and in part because TAS anticipated that Marathon-London’s capital cycle investment approach would be well-suited to emerging markets investing, offering Marathon-London a competitive advantage in that space. The existing EAFE mandate managed by Marathon-London would remain unchanged.

The board considered a number of additional factors in evaluating the amendment with Marathon-London. The board considered information deemed relevant, including the memorandum from TAS explaining the proposed transition of assets from the ACW mandate to the EM mandate. The board also considered certain emerging markets portfolio performance generated by the lead portfolio manager, adjusted for anticipated fees, compared with the performance of the EM Index. The board noted that while the fee schedule for the EM mandate was structured differently and would be higher than the fee schedule for the ACW mandate, the fee schedule for the EM mandate was attractive relative to other opportunities for active emerging markets management. The directors were provided with information that showed how this increase in fees would affect Multi-Asset Fund’s expenses, based on certain assumptions about performance. The directors noted that the increase in the Fund’s expenses would be marginal. The board noted that the fee schedule for the EM mandate would include both an asset-based fee and a performance fee, and that the performance benchmark would be the EM Index. The board also noted the information received at regular meetings throughout the year related to the services rendered by Marathon-London concerning the management of the Fund’s assets. The board’s evaluation of the services provided by Marathon-London took into account the board’s knowledge and familiarity gained as board members regarding the scope and quality of Marathon-London’s investment management capabilities. Further, Marathon-London’s portfolio management process with respect to the EAFE mandate is not expected to be affected by the transition of the ACW mandate into the EM mandate. The board concluded that, overall, it was satisfied with the nature, quality, and extent of the services currently being provided, and expected to be provided, by Marathon-London to the Fund. Consistent with the approach taken by the board at the Annual Review and the September 10, 2013 meeting, the board did not specifically consider the profitability or expected profitability of Marathon-London resulting from its relationship with the Fund because Marathon-London is not affiliated with TAS or TIP, except by virtue of serving as a money manager, and the fees to be paid to Marathon-London were negotiated on an arm’s-length basis in a competitive marketplace.

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The board based its evaluation on the material factors presented to it at the Annual Review, the September 10, 2013 meeting, and the meeting held on March 26, 2014, and discussed above, including: (1) the terms of the previous agreement, the existing money manager agreement, and the amendment; (2) the reasonableness of Marathon-London’s fees in light of the nature and quality of the services provided and any additional benefits received by Marathon-London in connection with providing services to Multi-Asset Fund; (3) the nature, quality, and extent of the services performed by Marathon-London; (4) the overall organization, skills, and experience of Marathon-London in managing the ACW and EAFE mandates for the Fund; and (5) the contribution of Marathon-London towards the overall performance of the Fund. The board also considered Marathon-London and the lead portfolio manager’s skills and experience in managing portfolios similar in nature to the proposed new EM mandate.

After carefully considering the information summarized above and all factors deemed to be relevant, the board unanimously voted to approve the amendment with Marathon-London. In arriving at its decision to approve the amendment, the board did not single out any one factor or group of factors as being more important than the other factors, but considered all of the factors together with a view toward past and future long-term considerations. Prior to a vote being taken to approve the amendment, the board met separately in executive session to discuss the appropriateness of the amendment and other considerations. In their deliberations with respect to these matters, the directors were advised by their independent legal counsel. The directors weighed the foregoing matters in light of the advice given to them by their independent legal counsel as to the law applicable to the consideration of investment advisory contracts. The directors concluded that the amendment to the existing money manager agreement with Marathon-London was reasonable, fair, and in the best interests of Multi-Asset Fund and its members, and that the fees provided in such amended agreement were fair and reasonable. In the board’s view, approving the amendment to the existing money manager agreement with Marathon-London was desirable and in the best interests of the Fund and its members.

Description of the Existing Money Manager Agreement and the Amendment

The amendment to the existing money manager agreement with Marathon-London for Multi-Asset Fund is included as Appendix A to this Information Statement. The following description of the existing money manager agreement and the amendment thereto, is qualified in its entirety by reference to the full text of the agreement and to the amendment.

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The existing money manager agreement with Marathon-London provides that Marathon-London will manage the investment and reinvestment of certain assets of Multi-Asset Fund allocated to it from time to time by TAS, subject to the supervision of the board and TAS. The existing money manager agreement requires Marathon-London to give primary consideration to obtaining the most favorable price and efficient execution reasonably available under the circumstances and in accordance with applicable law when placing orders for the purchase and sale of securities on behalf of the Fund. In evaluating the terms available for executing particular transactions and in selecting broker-dealers, Marathon-London may consider those factors it deems relevant, including brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the “Exchange Act”) provided by such broker-dealers. Marathon-London is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a transaction which is higher than the commission another broker-dealer would have charged for effecting that transaction if Marathon-London determines in good faith that the commission is reasonable in relation to the value of the brokerage and research services provided. In addition, the existing money manager agreement includes provisions relating to the confidentiality of the information and recommendations supplied by either party to the agreement and restricts Marathon-London from consulting with other money managers for Multi-Asset Fund about transactions in securities or other assets of the Fund, except under certain circumstances. None of these provisions was changed by the amendment.

The amendment replaced the fee schedule that applied to the ACW mandate with the fee schedule that applies to the EM mandate. Marathon-London is compensated for the EM mandate in part based on assets and in part based on performance. The fee formula for the EM mandate entails an asset-based fee of 0.35% per year, payable monthly, and a performance fee, payable annually. For the performance fee with respect to the EM mandate, Marathon-London receives 20% of the amount by which the annualized return generated by the portfolio exceeds the annualized return of the EM Index, measured over rolling thirty-six (36) month periods, multiplied by the average net asset value of the assets over the same thirty-six (36) month period, subject to a high water mark. (A high water mark is the highest net asset value that a money manager’s portfolio has reached and for which a performance fee was paid.) The fee formula for the former ACW mandate entailed a floor of 15 basis points, a cap of 160 basis points, and a fulcrum fee (or mid-point) of 88 basis points. The ACW portfolio had to earn 424 basis points over the return of the MSCI All Country World Index in order for Marathon-London to receive the fulcrum fee. The fee formula for the EAFE mandate, which did not change as a result of the amendment, entails a floor of 15 basis points, a cap of 160 basis points, and a fulcrum fee of 88 basis points. The portfolio must earn 424 basis points over the return of the MSCI Europe, Australasia, Far East (EAFE) Index in order for Marathon-London to receive the fulcrum fee.

The existing money manager agreement provides that it (i) will continue in effect for a period of one year from the date of the agreement, and thereafter from year to year if the continuance of the agreement is approved at least annually in conformity with the requirements of the 1940 Act; (ii) may be further amended by mutual consent of the parties thereto, but the consent of the Fund must be approved in conformity with the requirements of the 1940 Act and any order of the SEC that may address the applicability of such requirements in the case of the Fund; (iii) may be terminated without payment of any penalty by (a) the Fund, if a decision to terminate is made by the board of directors of TIP or by a vote of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act), or (b) by Marathon-London, in each case with at least 30 days’ written notice; and (iv) will terminate automatically in the event of its “assignment,” as defined in the 1940 Act. These provisions were not changed by the amendment.

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The existing money manager agreement provides that Marathon-London shall not be liable to Multi-Asset Fund, TIP, or TAS for any error of judgment, but shall be liable to the Fund for any loss resulting from willful misfeasance, bad faith, or gross negligence by Marathon-London in providing services under the existing money manager agreement or from reckless disregard by Marathon-London of its obligations and duties under the existing money manager agreement. These provisions were not changed by the amendment.

Additional Fee Information

The following table summarizes Multi-Asset Fund’s expenses for its 2013 fiscal year. The table also shows a pro forma estimate of what such 2013 expenses would have been during that year under the terms of the amendment to the existing money manager agreement. The table is designed to facilitate an understanding of the potential impact of the amendment on Multi-Asset Fund’s fees and expenses. Actual fund fees and expenses will differ from those presented here due in part to factors such as Marathon-London’s and the other money managers’ performance and the Fund’s average net assets during relevant periods.

	Multi-Asset Fund
	2013 Actual Expenses (Restated)	2013 Pro Forma Expenses
Shareholder Fees (fees paid directly from your investment):
Entry Fees on Purchases (as a percentage of amount invested)	0.50%	0.50%
Redemption Fees (as a percentage of amount redeemed)	0.50%	0.50%

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

Management Fees	0.72% [a]	0.68% [b]
Other Expenses	0.54%	0.54%
Other Expenses	0.14%	0.14%
Interest Expense and Dividends on Short Sales	0.40%	0.40%
Acquired Fund Fees and Expense	0.59% [a]	0.59% [a]
Total Annual Fund Operating Expenses [c]	1.85% [a]	1.81% [b]

[a] Management Fees, Acquired Fund Fees and Expenses, and Total Annual Fund Operating Expenses have been restated to show an estimate of what the Fund’s expenses would have been in 2013 had certain money manager and acquired fund changes that occurred during and after 2013 been in effect during all of 2013. Such restatement assumes that the ACW mandate and the EAFE mandate managed by Marathon-London under the existing money manager agreement were in effect for all of 2013.

[b] Pro Forma Management Fees and Total Annual Fund Operating Expenses show an estimate of what the Fund’s expenses would have been in 2013 had the EM mandate been in effect for all of 2013 in lieu of the ACW mandate. These estimates also assume that the EAFE mandate was in effect for all of 2013. The estimated expenses for the EM mandate reflect only the asset-based portion of the fee schedule but do not reflect a performance-based component. For comparison purposes, if Marathon-London earned the minimum fee, or floor, for the ACW mandate in 2013 and received no performance adjustment, the Management Fees under the heading 2013 Actual Expenses (Restated) would have been 0.67% and the Total Annual Fund Operating Expenses under that heading would have been 1.80%, instead of 0.72% and 1.85%, respectively. Similarly, had Marathon-London received the maximum fee rate, or cap, for the ACW mandate in 2013, the Management Fees under that heading would have been 0.73% and the Total Annual Fund Operating Expenses under that heading would have been 1.86%. At a comparable level of performance for the EM mandate, the Management Fees and Total Annual Fund Operating Expenses under the heading 2013 Pro Forma Expenses are estimated to be 0.74% and 1.87%, respectively.

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[c] Total Annual Fund Operating Expenses may not correspond to the ratio of expenses to average net assets shown in the “Financial Highlights” section of the prospectus, which reflects the operating expenses of the Fund and does not include Acquired Fund Fees and Expenses, and was not restated to reflect the money manager and acquired fund changes that occurred during and after 2013.

Cost of Investing Example

This example is intended to help members compare the cost of investing in Multi-Asset Fund with the cost of investing in other mutual funds. In calculating the example, the actual expenses of Multi-Asset Fund during 2013 (restated as described above) are used, as are pro forma estimates of what such 2013 expenses would have been had Marathon-London managed the EM mandate described herein during 2013. The actual and pro forma examples assume that a member invests $10,000 in the Fund for the time periods indicated. The examples also assume that the investment has a 5% return each year, the Fund’s operating expenses remain the same based upon the expenses as shown in the fee table, and all dividends and distributions are reinvested. Entry fees are reflected in both scenarios shown below and redemption (exit) fees are reflected in the rows labeled “With redemption at end of period.”  Actual costs may be higher or lower.

	Multi-Asset Fund
	2013 Actual (Restated)	2013 Pro Forma
One Year
With redemption at end of period	$288	$284
No redemption at end of period	$237	$233

Three Years
With redemption at end of period	$683	$671
No redemption at end of period	$629	$617

Five Years
With redemption at end of period	$1,104	$1,083
No redemption at end of period	$1,046	$1,025

Ten Years
With redemption at end of period	$2,276	$2,234
No redemption at end of period	$2,208	$2,166

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II.	OTHER INFORMATION

Information about TIP

TIP is a no-load, open-end management investment company comprised at present of two distinct funds, each with its own investment objective and policies. TIP was incorporated under Maryland law on December 23, 1993, and consists of TIFF Multi-Asset Fund and TIFF Short-Term Fund. The TIP mutual funds are available primarily to foundations, endowments, other 501(c)(3) organizations, and certain other non-profit organizations.

Information about TAS

TIFF Advisory Services, Inc. is the investment adviser to the TIP mutual funds. TAS’s principal offices are located at 170 N. Radnor Chester Road, Suite 300, Radnor, PA 19087. TAS seeks to achieve Multi-Asset Fund’s investment and performance objectives in part by identifying and recommending to the board independent money managers for the Fund, managing and allocating cash among asset classes and money managers, as applicable, monitoring the money managers’ and the Fund’s performance, and employing certain risk management and other techniques. The money managers are responsible for day-to-day investment decisions for that portion of Multi-Asset Fund’s assets allocated to them. Each money manager specializes in a particular market sector or utilizes a particular investment style. TAS may invest a substantial portion of the Fund’s assets in futures contracts, other derivative investments, duration investments, US Treasury securities, and other securities and financial instruments in accordance with the Fund’s objective, policies, and restrictions.

Information about Marathon-London

Marathon Asset Management, LLP is located at Orion House, 5 Upper St. Martin’s Lane, London, England WC2H 9EA. As of December 31, 2013, Marathon-London had assets under management of approximately $51 billion. Neil Ostrer (Director) has been a portfolio manager with Marathon-London since 1986 and is responsible for investments in Europe; William Arah (Director) has been a portfolio manager with Marathon-London since 1987 and is responsible for investments in Japan; Michael Godfrey (Portfolio Manager) has been a portfolio manager with Marathon-London since 2012, prior to which he managed assets for M&G Investments since 2004, and is responsible for investments in Asia ex-Japan and the emerging markets; and Charles Carter (Portfolio Manager) and Nick Longhurst (Portfolio Manager) are responsible for investments in Europe and have been employed with Marathon-London since 1998 and 2003, respectively. Marathon-London has managed assets for the Fund since 2003.

Messrs. Arah and Ostrer are the principal executive officers of Marathon-London and share equally overall responsibility for management of the firm. Messrs. Arah and Ostrer and Jeremy Hosking each holds a 26.7% interest in the partnership. The remaining 19% partnership interest is held by Marathon Asset Management (Services) Ltd., which is indirectly controlled or held by or for the benefit of Messrs. Arah, Ostrer, and Hosking, with each indirectly controlling 31.5% of such entity. Messrs. Arah and Ostrer and Marathon Asset Management (Services) Ltd. are located at Orion House, 5 Upper St. Martin’s Lane, London, England WC2H 9EA. Mr. Hosking retired from Marathon-London in December 2012 and has the status of a non-executive member of Marathon-London, with no involvement in the day-to-day operations or business of the firm.

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Marathon-London is not an investment adviser to any other registered investment companies with an investment objective similar to that of Multi-Asset Fund.

Certain Brokerage Matters

When selecting brokers or dealers, TAS and the money managers are authorized to consider the “brokerage and research services,” as defined in Section 28(e) of the Exchange Act, provided to TIP’s funds, to TAS, or to the money manager. TAS and the money managers may cause TIP’s funds to pay a commission to a broker or dealer who provides such brokerage and research services which is in excess of the commission another broker or dealer would have charged for effecting the transaction. TIP, TAS, or the money manager, as appropriate, must determine in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided. Reasonableness will be viewed in terms of that particular transaction or in terms of all the accounts over which TAS or the money manager exercises investment discretion.

Interests of Directors and Officers

To the knowledge of Multi-Asset Fund, no director of TIP has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment or the existing money manager agreement with Marathon-London. No director purchased or sold securities of or interests in Marathon-London, or any entity directly or indirectly controlling or controlled by Marathon-London since January 1, 2013. No director or officer of TIP is an officer, employee, director, general partner, or shareholder of Marathon-London. No director or officer of TIP owns securities of or has any material direct or indirect interest in Marathon-London or any other person controlling, controlled by, or under common control with Marathon-London. No director of TIP had any material interest, direct or indirect, in any material transactions in which Marathon-London, or any entity directly or indirectly controlling or controlled by Marathon-London, is or was a party since January 1, 2013, or has such an interest in any such proposed transactions.

Information Regarding the Service Providers to Multi-Asset Fund

Custodian, Administrator, Fund Accounting Agent, Transfer Agent, Registrar, and Dividend Disbursing Agent. State Street Bank and Trust Company (“State Street”), One Lincoln Street, Boston, MA 02111-2900, serves as the custodian of TIP’s assets as well as its administrator, fund accounting agent, transfer agent, registrar, and dividend disbursing agent. As custodian, State Street may employ sub-custodians outside the United States.

Distributor.  Quasar Distributors, LLC, 615 East Michigan Street, Milwaukee, WI 53202, serves as the distributor of TIP’s shares.

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Outstanding Shares and Significant Shareholders

As of May 1, 2014, Multi-Asset Fund had 361,491,384.711 shares outstanding.

As of May 1, 2014, there were no members that owned of record or beneficially 5% or more of the shares of common stock of Multi-Asset Fund.

As of May 1, 2014, the directors and officers of TIP as a group owned less than 1% of the outstanding shares of Multi-Asset Fund.

Annual and Semi-Annual Reports

TIP’s annual report for the fiscal year ended December 31, 2013, and semi-annual report for the period ended June 30, 2013, were previously distributed to members. TIP will furnish, without charge, an additional copy of its most recent annual report and semi-annual report to any member requesting such reports. An additional copy of the annual and semi-annual report may be obtained, without charge, by contacting TIP by mail, telephone or email using the contact information below or visiting the SEC’s website at www.sec.gov.

170 N. Radnor Chester Road, Suite 300

Radnor, PA 19087

1-800-984-0084

www.tiff.org

Electronic mail inquiries:

Services offered by TIFF: info@tiff.org

Member-specific account data: memberservices@tiff.org

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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Appendix A

AMENDMENT

THIS AMENDMENT is entered into as of April 1, 2014, between Marathon Asset Management LLP (the “Manager”) and TIFF Investment Program, Inc. for its TIFF Multi-Asset Fund (the “Fund”).

RECITALS

WHEREAS, the Manager and the Fund are parties to that certain Money Manager Agreement dated as of October 1, 2013 (the “Agreement”) pursuant to which the Manager serves as an investment adviser to the Fund; and

WHEREAS, pursuant to Section 11 of the Agreement, the parties hereto desire to amend and restate Schedule 1 to the Agreement and related provisions of the Agreement to update the fee schedule.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.	Management Fees; Expenses. Section 6(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

(a)	Management Fees. Schedule I-A and Schedule I-B attached hereto set out the fees to be paid by the Fund to the Manager for the respective Managed Accounts each month on or before the last business day of the month immediately following the end of the period to which the fee relates. The applicable fee rate will be applied to the average daily net assets (gross of expenses except: custodian transaction charges; such legal costs and expenses paid directly by the Fund or reimbursed to the Manager (pursuant to Section 6(b) hereto as (i) “other costs of securities transactions to which the Fund is a party” and (ii) “non-recurring special out-of-pocket costs and expenses as may be authorized in advance by the Fund”) and incurred in association with the acquisition or disposition of securities for the Managed Assets or the defense of legal rights with respect to securities in the Managed Assets; and, with respect to Schedule I-A only, the Investment Management Fee) of the Managed Assets, computed as described in the Fund’s Registration Statement.

2.	Notices. The address for providing notices to TIP pursuant to Section 12 of the Agreement is hereby amended as follows:

TIFF Investment Program, Inc.

c/o TIFF Advisory Services, Inc.

170 Radnor Chester Road, Suite 300

Radnor, PA 19087

3.	Schedule I-A to the Agreement is hereby deleted in its entirety and replaced with the Amended and Restated Schedule I-A attached hereto.

4.	Miscellaneous.

(a)	This Amendment shall be effective as of April 1, 2014.
(b)	Except as amended hereby, the Agreement shall remain in full force and effect.
(c)	All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
(d)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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Appendix A

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

On behalf of Fund by TIFF INVESTMENT PROGRAM, INC. By: /s/ Kelly Lundstrom Name: Kelly Lundstrom Title: Vice President	On behalf of Marathon Asset Management LLP By: /s/ Neil Ostrer Name: Neil Ostrer Title: Member

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Appendix A

Amended and Restated Schedule I-A

Effective as of April 1, 2014

to the

Amended and Restated

Money Manager Agreement (the “Agreement”)

Dated as of October 1, 2013

between

Marathon Asset Management LLP (the “Manager”) and

TIFF Investment Program, Inc. for its TIFF Multi-Asset Fund (the “Fund”)

This fee schedule shall apply to the Managed Account generally referred to by the parties as the “EM account.” The Managed Account to which this fee schedule shall apply has a benchmark of MSCI Emerging Markets (EM) Index.

Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

Fee Calculation

Compensation

As compensation for the services performed and the facilities and personnel provided by the Manager pursuant to this Agreement, the Fund will pay to the Manager a fee applied to the average daily net assets of the Managed Account for which compensation is calculated under this Schedule I-A as provided in section 6(a) of this Agreement, as set forth below.

The Fund will pay to the Manager (i) an asset based fee (the “Investment Management Fee”) plus (ii) a performance based fee (the “Performance Based Fee”), each as described below.

Certain Defined Terms

Effective Date: The Effective Date is April 1, 2014.

Excess Return: Excess Return is the arithmetic difference between the annualized performance of the Managed Account assets for which compensation is calculated under this Schedule I-A during the applicable period, calculated geometrically, and the annualized performance of the Morgan Stanley Capital International Emerging Markets Index (net) during the same period, calculated geometrically.

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Appendix A

Final Performance Period: With respect to any withdrawal of Managed Account assets by the Fund during the Transitional Period, the Final Performance Period shall be the period commencing on the Effective Date through the date of the complete withdrawal of the Managed Account assets from the Manager. With respect to any withdrawal of Managed Account assets by the Fund during the Post-Transitional Period, the Final Performance Period shall be the period that is 36 full calendar months prior to the date of the complete withdrawal of the Managed Account assets from the Manager plus the partial month through such withdrawal date.

High Water Mark: High Water Mark is a memorandum account, the opening balance of which shall equal the net asset value of the Managed Account at account inception. At the end of each Performance Based Fee calculation period, the High Water Mark will equal the opening balance compounded by the return of the MSCI Emerging Markets Index (net) since the inception of the Managed Account or since the last cash flow, if applicable. At the time of a Fund cash flow, the High Water Mark shall be determined and increased to reflect additional assets contributed to the Managed Account or reduced pro-rata (in proportion to the net asset value of the Managed Account on the date of withdrawal) to reflect a partial withdrawal of assets from the Managed Account (exclusive of withdrawals made to pay the Investment Management Fee), which High Water Mark shall thereafter become the new opening balance.

Post-Transitional Period: The Post-Transitional Period shall commence on the first day of the month that immediately follows the last day of the Transitional Period.

Transitional Period: The Transitional Period shall commence on the Effective Date and shall end on the last day of the calendar month in which a full 36 months of performance has been achieved.

Investment Management Fee: The Fund will pay the Manager an asset based fee of 35 basis points (0.35%) per annum, calculated monthly as of the last day of the calendar month based on the average daily net assets of the Managed Account for which compensation is calculated under this Schedule 1-A for the month to which the fee relates. The Investment Management Fee will be prorated for any period that is less than a full calendar month. The Investment Management Fee will be paid from the Managed Account assets, except for those fees payable subsequent to a complete withdrawal of the Managed Account assets.

Calculation and Payment of Performance Based Fee: For each period and upon a complete withdrawal of the Managed Account assets, a Performance Based Fee will be calculated only if the ending net asset value of the Managed Account exceeds the High Water Mark. If the High Water Mark is exceeded for a given period, the Performance Based Fee shall be the higher of zero and the amount determined using the applicable formula set forth below. The Performance Based Fee shall be payable annually in arrears commencing in the month that follows the last calendar month in Period 1 (as defined below) and each year thereafter in the same calendar month of the year or, in the event of a complete withdrawal of Managed Account assets, in the month that follows such withdrawal. The Performance Based Fee shall not be paid from the Managed Account assets.

15

Appendix A

Performance Based Fee—Transitional Period:

Period 1 (commences on the Effective Date and ends on the last day of the 12th full calendar month after the Effective Date): Period 1 Excess Return x 20% x Period 1 average net assets of the Managed Account.

Period 2 (commences on the Effective Date and ends on the last day of the 24th full calendar month after the Effective Date): (2 x Period 2 Excess Return x 20% x Period 2 average net assets of the Managed Account) – Performance Based Fee paid to-date.

Period 3 (commences on the Effective Date and ends on the last day of the 36th full calendar month after the Effective Date): (3 x Period 3 Excess Return x 20% x Period 3 average net assets of the Managed Account) – Performance Based Fee paid to-date.

Performance Based Fee—Post-Transitional Period:

For each period: Excess Return for the 36 month period just ended x 20% x average net assets of the Managed Account for the 36 month period just ended.

Performance Based Fee—At Complete Withdrawal of the Managed Account assets

Final Performance Based Fee: (Excess Return for the Final Performance Period x 20% x average net assets of the Managed Account for the Final Performance Period) x (the number of days since the end of the last Performance Based Fee calculation period through the withdrawal date / 365); provided, however, that for any complete withdrawal of Managed Account assets during the Transitional Period, the Final Performance Based Fee shall be: (Excess Return for the Final Performance Period x 20% x average net assets of the Managed Account for the Final Performance Period) x (the number of days since the Effective Date through the withdrawal / 365) – Performance Based Fee paid to-date.

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